EXHIBIT 99.1

For Immediate Release

Waste Management Announces First Quarter Earnings	FOR MORE INFORMATION Waste Management Website www.wm.com

Strong Operating and Financial Results Surpass Expectations

Company Increases 2021 Financial Guidance

Houston — Apr. 27, 2021 — Waste Management, Inc. (NYSE: WM) today announced financial results for the quarter ended March 31, 2021.

					Analysts & Media
	Three Months Ended		Three Months Ended		Ed Egl
	March 31, 2021		March 31, 2020		713.265.1656
	(in millions, except per share amounts)		(in millions, except per share amounts)		eegl@wm.com

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$4,112	$4,112	$3,729	$3,729

Income from Operations	$650	$689	$573	$611

Operating EBITDA(b)	$1,122	$1,161	$975	$1,013

Operating EBITDA Margin	27.3%	28.2%	26.1%	27.2%

Net Income(c)	$421	$450	$361	$395

Diluted EPS	$0.99	$1.06	$0.85	$0.93

“We had an exceptionally strong start to the year with first quarter adjusted operating EBITDA growth of more than 14% and adjusted operating EBITDA margin expansion of 100 basis points,” said Jim Fish, Waste Management’s President and Chief Executive Officer.(a) “We achieved these results by generating strong yield, flexing down our cost structure, and executing on the integration of Advanced Disposal. With this solid performance and our confidence in the strength of our business model, we are increasing our 2021 financial guidance that we provided in February for revenue, adjusted operating EBITDA and free cash flow.

“In addition to the strong performance of our core business, the integration of Advanced Disposal is going remarkably well. Based upon the success of the integration efforts so far, we believe we will capture synergies above our original expectations. We now expect to achieve $130 million in annual run-rate synergies from operating costs and SG&A savings, which is a more than 60% increase from our initial estimates. The revised estimate includes between $75 million and $85 million in run-rate synergies captured during 2021, up from our prior guidance of between $50 million and $60 million.”

Key Highlights for the FIRST Quarter OF 2021

Revenue

•	In the first quarter of 2021, revenue declined $5 million in the Company’s collection and disposal business, when excluding the impact of acquisitions and divestitures, compared to the first quarter of 2020, driven by $98 million in volume declines partially offset by $93 million of growth from yield.
•	Core price for the first quarter of 2021 was 3.4% compared to 3.2% in the fourth quarter of 2020 and 4.2% in the first quarter of 2020.(d)
•	Collection and disposal yield was 2.8% in the first quarter of 2021 compared to 2.3% in the fourth quarter of 2020 and 2.2% in the first quarter of 2020.
•	Total Company volumes declined 2.7% in the first quarter of 2021, or 2.1% on a workday adjusted basis, compared to a decline of 2.6% on a workday adjusted basis in the fourth quarter of 2020 and a decline of 0.4% on a workday adjusted basis in the first quarter of 2020.
•	In the first quarter of 2021, acquisitions, net of divestitures, added $292 million of revenue primarily from the acquisition of Advanced Disposal.

Cost Management

•	Operating expenses as a percentage of revenue improved 130 basis points to 61.1% when compared to the first quarter of 2020, demonstrating the Company’s ability to operate under a lower cost structure.
•	SG&A expenses were 11.1% of revenue in the first quarter of 2021 compared to 11.4% in the first quarter of 2020. On an adjusted basis, SG&A expenses were 10.7% of revenue in the first quarter of 2021 compared to 10.5% in the first quarter of 2020.(a)

Profitability

•	Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $1.29 billion, or 31.8% of revenue, for the first quarter of 2021, compared to $1.18 billion, or 31.3% of revenue, for the first quarter of 2020.
•	Operating EBITDA in the Company’s recycling line of business improved by $34 million compared to the first quarter of 2020. The improvement was driven by the Company’s efforts to develop a sustainable business model that also meets customers’ environmental needs as well as an increase in market prices for recycled commodities.
•	In the first quarter of 2021, the Company realized $12 million of operating and SG&A cost synergies from the acquisition of Advanced Disposal.

Free Cash Flow & Capital Allocation

•	In the first quarter of 2021, net cash provided by operating activities was $1.12 billion compared to $765 million in the first quarter of 2020, an increase of $355 million. The improvement in net cash provided by operating activities was primarily driven by the increase in operating EBITDA, lower incentive compensation payments, and improvements in working capital.
•	In the first quarter of 2021, capital expenditures were $270 million compared to $459 million in the first quarter of 2020. The decrease in capital spending was primarily driven by differences in the timing of fleet purchases and the Company’s acceleration of certain capital expenditures into the fourth quarter of 2020.
•	In the first quarter of 2021, free cash flow was $865 million compared to $318 million in the first quarter of 2020.(a)
•	During the first quarter of 2021, $497 million was returned to shareholders, including $247 million of cash dividends and $250 million allocated to share repurchases.

OUTLOOK

•	Total Company revenue growth is expected to be 12.5% to 13%. Combined internal revenue growth from yield and volume in the collection and disposal business is expected to be 4.5% or greater, driven by the Company’s disciplined pricing programs and strong outlook for continued volume recovery.
•	Adjusted operating EBITDA is expected to be between $4.875 billion and $4.975 billion in 2021.
•	Free cash flow is projected to be between $2.325 billion and $2.425 billion in 2021.
•	Synergies from the acquisition of Advanced Disposal are expected to total $150 million, with $130 million coming from operating costs and SG&A savings and $20 million coming from capital expenditure savings. This is an increase from the Company’s original expectation of $80 million in operating costs and SG&A savings and $20 million in capital expenditure savings. In 2021, the Company expects to capture between $75 million and $85 million of cost synergies, bringing annual run-rate synergies to about $100 million at the end of the year.

Fish concluded, “We’ve previously discussed that Waste Management is well positioned to benefit as states and provinces emerge from the pandemic. We expect strong results as our commercial, industrial and landfill businesses—our three most profitable lines of business—continue to recover over the remainder of the year.”

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(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

The Company will host a conference call at 10 a.m. ET today to discuss the first quarter results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investors section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 1299110 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1 p.m. ET today through 5 p.m. ET on Tuesday, May 11, 2021. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406 and use the replay conference ID number 1299110.

about waste management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America, providing services throughout the United States and Canada. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com.

Forward-Looking Statements

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to, all statements under the heading “Outlook” and all statements regarding 2021 financial guidance; future performance or financial results of our business; responses to, impacts of, and recovery from the COVID-19 pandemic; benefits and synergies from the acquisition of Advanced Disposal Services, Inc. (“Advanced Disposal”); future strength of our business model and our future cost structure, efficiencies and volumes. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate acquisitions; failure to obtain the results anticipated from acquisitions; failure to successfully integrate the acquisition of Advanced Disposal, realize anticipated synergies or obtain the results anticipated from such acquisition; environmental and other regulations, including developments related to emerging contaminants, gas emissions and renewable fuel; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits; failure to attract, hire and retain key team members and a high quality workforce; labor disruptions and wage-related regulations; significant storms and destructive climate events; public health risk and other impacts of COVID-19 or similar pandemic conditions, including increased costs, social and commercial disruption and service reductions; increased competition; pricing actions; commodity price fluctuations; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; weakness in general economic conditions and capital markets; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges.  Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted SG&A expenses, adjusted operating EBITDA, adjusted operating EBITDA margin, and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow for 2021. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected full year 2021 adjusted operating EBITDA is anticipated to exclude the effects of other events or circumstances in 2021 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Operating revenues	$4,112	$3,729
Costs and expenses:
Operating	2,514	2,329
Selling, general and administrative	458	425
Depreciation and amortization	472	402
Restructuring	1	—
(Gain) loss from divestitures, asset impairments and unusual items, net	17	—
	3,462	3,156
Income from operations	650	573
Other income (expense):
Interest expense, net	(97)	(112)
Equity in net losses of unconsolidated entities	(9)	(26)
Other, net	1	—
	(105)	(138)
Income before income taxes	545	435
Income tax expense	124	74
Consolidated net income	421	361
Less: Net loss attributable to noncontrolling interests	—	—
Net income attributable to Waste Management, Inc.	$421	$361
Basic earnings per common share	$1.00	$0.85
Diluted earnings per common share	$0.99	$0.85
Weighted average basic common shares outstanding	422.9	424.2
Weighted average diluted common shares outstanding	424.3	426.4

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$476	$553
Receivables, net	2,427	2,624
Other	424	363
Total current assets	3,327	3,540
Property and equipment, net	14,038	14,148
Goodwill	8,980	8,994
Other intangible assets, net	990	1,024
Other	1,735	1,639
Total assets	$29,070	$29,345
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,041	$3,002
Current portion of long-term debt	244	551
Total current liabilities	3,285	3,553
Long-term debt, less current portion	13,244	13,259
Other	5,112	5,079
Total liabilities	21,641	21,891
Equity:
Waste Management, Inc. stockholders’ equity	7,427	7,452
Noncontrolling interests	2	2
Total equity	7,429	7,454
Total liabilities and equity	$29,070	$29,345

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$421	$361
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	472	402
Other	63	70
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	164	(68)
Net cash provided by operating activities	1,120	765
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(7)	(1)
Capital expenditures	(270)	(459)
Proceeds from divestitures of businesses and other assets (net of cash divested)	15	12
Other, net	(72)	(55)
Net cash used in investing activities	(334)	(503)
Cash flows from financing activities:
New borrowings	—	—
Debt repayments	(49)	(25)
Commercial paper repayments	(280)	—
Common stock repurchase program	(250)	(402)
Cash dividends	(247)	(236)
Exercise of common stock options	17	31
Tax payments associated with equity-based compensation transactions	(28)	(33)
Other, net	7	(3)
Net cash used in financing activities	(830)	(668)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	2	(4)
Decrease in cash, cash equivalents and restricted cash and cash equivalents	(42)	(410)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	648	3,647
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$606	$3,237

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	March 31,
	2021	2020
Commercial	$1,131	$1,063
Residential	782	650
Industrial	743	693
Other collection	116	112
Total collection	2,772	2,518
Landfill	915	887
Transfer	465	441
Recycling	342	254
Other	477	430
Intercompany (a)	(859)	(801)
Total	$4,112	$3,729

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended March 31, 2021 vs. 2020
		As a % of		As a % of
		Related		Total
	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$93	2.8%
Recycling commodities (d)	97	42.5
Fuel surcharges and mandated fees	(9)	(7.2)
Total average yield (e)			$181	4.9%
Volume			(101)	(2.7)
Internal revenue growth			80	2.2
Acquisitions			302	8.1
Divestitures			(10)	(0.3)
Foreign currency translation			11	0.3
Total			$383	10.3%

	Period-to-Period Change for the
	Three Months Ended
	March 31, 2021 vs. 2020
	As a % of Related Business(b)
	Yield	Volume(f)
Commercial	3.1%	(3.9)%
Industrial	3.4	(4.7)
Residential	4.2	(1.6)
Total collection	3.4	(3.0)
MSW	2.6	(1.5)
Transfer	2.7	(6.7)
Total collection and disposal	2.8%	(2.3)%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes combined impact of commodity price variability and changes in fees.

(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET
(In Millions)
(Unaudited)

Free Cash Flow (a)
	Three Months Ended
	March 31,
	2021	2020
Net cash provided by operating activities	$1,120	$765
Capital expenditures	(270)	(459)
Proceeds from divestitures of businesses and other assets (net of cash divested)	15	12
Free cash flow	$865	$318

	Three Months Ended
	March 31,
	2021	2020
Supplemental Data

Internalization of waste, based on disposal costs	68.0%	68.3%

Landfill amortizable tons (in millions)	27.6	27.2

Acquisition Summary (b)

Gross annualized revenue acquired	6	2

Total consideration, net of cash acquired	9	1

Cash paid for acquisitions consummated during the period, net of cash acquired	7	1

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	8	2

Amortization, Accretion and Other Expenses for Landfills:	Three Months Ended March 31,
	2021	2020
Landfill amortization expense:
Cost basis of landfill assets	$123	$114
Asset retirement costs	34	24
Total landfill amortization expense (c)	157	138
Accretion and other related expense	26	25
Landfill amortization, accretion and other related expense	$183	$163

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.
(c)	The quarter ended March 31, 2021 as compared to the quarter ended March 31, 2020 reflects an increase in amortization expense primarily due to our acquisition of Advanced Disposal and changes in landfill estimates identified in both quarters.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31, 2021
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$650	$545	$124		$421	$0.99
Adjustments:
(Gain) loss from divestitures, asset impairments and unusual items, net	17	17	4		13
Advanced Disposal integration related costs	16	16	4		12
Enterprise resource planning system related costs	6	6	2		4
	39	39	10		29	0.07
As adjusted amounts	$689	$584	$134	(b)	$450	$1.06
Depreciation and amortization	472
As adjusted operating EBITDA	$1,161

	Three Months Ended March 31, 2020
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$573	$435	$74		$361	$0.85
Adjustments:
Advanced Disposal acquisition-related costs	28	28	7		21
Enterprise resource planning system related costs	7	7	2		5
Impairment of an investment and other	3	10	2		8
	38	45	11		34	0.08
As adjusted amounts	$611	$480	$85	(b)	$395	$0.93
Depreciation and amortization	402
As adjusted operating EBITDA	$1,013

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The first quarter 2021 and 2020 adjusted effective tax rates were 22.8% and 17.6%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions)
(Unaudited)

	Three Months Ended
	March 31, 2021		March 31, 2020
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$4,112		$3,729

SG&A expenses, as reported	$458	11.1%	$425	11.4%
Adjustments:
Advanced Disposal integration related costs	(14)		(28)
Enterprise resource planning system related costs	(6)		(7)
Adjusted SG&A expenses	$438	10.7%	$390	10.5%

2021 Projected Free Cash Flow Reconciliation (a)

	Scenario 1	Scenario 2
Net cash provided by operating activities	$4,055	$4,205
Capital expenditures	(1,780)	(1,880)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50	100
Free cash flow	$2,325	$2,425

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2021. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.